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                                                                    EXHIBIT j(2)


                          INDEPENDENT AUDITORS' CONSENT



The Board of Trustees and Shareholders
AIM Funds Group:

We consent to the use of our reports for the AIM Funds Group portfolios dated February 4, 2000 and to the references to our firm under the headings "Financial Highlights" in the prospectuses and "Auditors" in the Statements of Additional Information.


/s/ KPMG LLP

Houston, Texas
December 31, 2001